UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2021

GOOD HEMP, INC.
(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification No.)

20311 Chartwell Ctr. Dr., Ste. 1469, Cornelius, NC	28031
(Address of Principal Executive Offices)	(Zip Code)

1-800-947-9197

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b)

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective March 26, 2021, Good Hemp, Inc. a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “SPA”) with Leonite Capital LLC, a Delaware corporation (the “Investor”), pursuant to which the Company agreed to issue to the Investor (i) a Senior Secured Convertible Promissory Note (the “Note”), dated March 25, 2021; (ii) 65,000 shares of Company common stock (the “Shares”); and (iii) five-year warrants to purchase 150,000 shares at an exercise price of $0.75 (with the exercise price subject to adjustment for certain dilutive issuances at an effective price per share less than $0.75) (the “Warrant”).

The Note is for a total principal amount of $1,704,545.45 and carries an original issue discount of $204,545.45, contemplates three potential $500,000 tranches of funding, and the initial tranche was funded on March 26, 2021, with an initial principal amount of $568,181.82 due to the Investor, consisting of $68,181.82 as an original issue discount and $500,000 in initial funding to the Company, with a $15,000 fee paid to the Investor’s counsel at closing from funding for the Investor’s legal expenses. Note balances are due nine months after funding of each tranche under the Note, and outstanding principal accrues interest at the rate of the greater of (i) the prime rate (as published in the Wall Street Journal) plus 6.75%, or (ii) 10% per annum. The Note is convertible into shares of the Company’s common stock at a fixed conversion price equal to $0.75 if no event of default has occurred under the Note, or, if an event of default has occurred, at the lesser of (i) $0.75, (ii) 65% of the lowest trading price during a 21-day look-back period prior to conversion, or (iii) the discount to market based on any subsequent financing received by the Company. The Investor may not convert the Note to the extent that a conversion would result in the Investor’s beneficial ownership of the Company’s common stock being in excess of 4.99% of the Company’s issued and outstanding common stock. The beneficial ownership limitation may be waived by the Investor and increased up to a maximum of 9.99%. The Note carries a prepayment penalty if the Note is paid off prior to maturity and provided an event of default has not occurred. The prepayment penalty is based on the then-outstanding principal at the time of payoff, plus accrued and unpaid interest and any other amounts due to the Investor under the Note, multiplied by 110%.

The Note is secured by a first-priority security interest granted to the Investor in all of the assets of the Company pursuant to a Pledge and Security Agreement (the “Security Agreement”) entered into by the Company and the Investor effective as of March 26, 2021.

The foregoing descriptions of the SPA, Note, Warrant, and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the SPA, Note, Warrant, and Security Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided above in Item 1.01 herein is incorporated by reference into this Item 3.02. The Note, Shares and Warrant were sold to the Investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder, as there was no general solicitation, the Investor was accredited, and the transaction did not involve a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1* #	Securities Purchase Agreement, entered into by and between Good Hemp, Inc. and Leonite Capital LLC, dated March 25, 2021

10.2*&	Senior Secured Convertible Promissory Note, dated March 25, 2021, issued to Leonite Capital LLC

10.3*	Common Stock Purchase Warrant, dated March 25, 2021, issued to Leonite Capital LLC

10.4*	Pledge and Security Agreement, entered into by and between Good Hemp, Inc. and Leonite Capital LLC, dated March 25, 2021

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(10) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

& Portions of the Note with personally identifying information have been redacted pursuant Item 601(a)(6) of Regulation S-K.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOD HEMP, INC.

Dated: March 30, 2021	By:	/s/ William Alessi
William Alessi
Chief Executive Officer

3